EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

Capitol Bancorp Declares 64th Consecutive Quarterly Cash Dividend,
But Reduces Payout to Harvest Capital Resources

LANSING, Mich., and PHOENIX, Ariz.: August 8, 2008: The Board of Directors of Capitol Bancorp Limited (NYSE:CBC) today announced the Corporation’s 64th consecutive quarterly cash dividend.  The dividend declared today of $0.05 per common share is payable September 1, 2008, to shareholders of record as of August 15, 2008.  The most recent dividend paid June 2, 2008 was $0.15 per common share.

Capitol’s Chairman and CEO Joseph D. Reid stated, “While we continue to face a challenging economic environment in the financial sector, Capitol has maintained solid capital support levels, as demonstrated by our June 30, 2008 ratios for core leverage, tier 1 and total risk-based capital of 12.4%, 13.4% and 14.6%, respectively.  Although many would view these capital ratios as industry leading, particularly in these volatile and uncertain economic times, we continue to focus on efforts to fortify our operational and balance sheet strength.  The dividend reductions we have implemented in the past two quarters, while emotionally difficult for an organization that boasts strong community support along its 17-state footprint coupled with continued solid insider ownership levels, will conserve nearly $14 million annually for our Corporation.  In tandem with our recent successfully completed $38 million public offering of trust preferred securities, this dividend initiative is another pragmatic move that will further augment our already strong capital resources.  In the process, we believe Capitol will continue to be well-positioned to opportunistically capitalize on sound business developments while reinforcing our cautious approach to the unknowns existent in today’s market.  We recognize the importance of providing a competitive return to our shareholders, and have prudently balanced that with the desire to preserve capital during these uncertain times.”

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.3 billion national community bank development company, with a network of 64 separately chartered banks and bank operations in 17 states.  It has the distinction of having the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks.  Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

Forward Looking Statement
Certain statements in this announcement contain forward-looking statements that are based on management’s expectations, estimates, projections and assumptions.  Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.  Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the Corporation’s behalf are qualified by the cautionary statements in this press release.  The Corporation does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.